AMENDMENT NO. 2 TO
REVOLVING CREDIT AGREEMENT

This AMENDMENT NO. 2 TO REVOLVING CREDIT AGREEMENT (this “Amendment”) is made as of February 17, 2011, by and among BERKSHIRE INCOME REALTY OP, L.P., a Delaware limited partnership (the “Borrower”), BERKSHIRE INCOME REALTY, INC., a Maryland corporation (the “Guarantor”), KRUPP CAPITAL ASSOCIATES, a Massachusetts general partnership, in its capacity as administrative agent (the “Agent”) for itself and the Lenders (as defined in the Credit Agreement, as defined below), and each of the Lenders party hereto.

WHEREAS, the Borrower, the Guarantor, the Lenders and the Agent are parties to that certain Revolving Credit Agreement, dated as of June 30, 2005, as amended by that certain Amendment No. 1 to Revolving Credit Agreement dated as of May 31, 2007 (as amended, the “Credit Agreement”), pursuant to which the Lenders have agreed to make loans to the Borrower on the terms and conditions set forth therein; and

WHEREAS, the Borrower and Agent are parties to that certain Note dated as of June 30, 2005 in favor of the Agent in the original principal amount of $20,000,000 (the “Original Note”); and

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement, for the limited period commencing on the date hereof and ending July 31, 2012, subject to certain extension rights described herein, only to: (a) increase the amount of the Commitment; (b) eliminate the Leverage Ratio covenant, and (c) and eliminate the Clean-Up Requirement; and

WHEREAS, the undersigned Lenders are willing to so amend the Credit Agreement, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and fully intending to be legally bound by this Amendment, the parties hereto agree as follows:

1. Definitions.  Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

2. Amendment to Credit Agreement.  Subject to satisfaction of the conditions contained in Section 4 hereof, the Credit Agreement is hereby amended as follows:

           2.1. Section 1.1 of the Credit Agreement is amended by adding the following defined term in alphabetical order, following the definition of “Agreement”  appearing therein:

“Amendment Period” means the limited period commencing on the date hereof and ending July 31, 2012, as the same may be extended pursuant to Section 2.6(g) hereof.

2.2. Section 1.1 of the Credit Agreement is amended by amending and restating the last sentence of the definition of “Commitment” in its entirety as follows:

“The aggregate amount of the Lender’s Commitments shall not exceed: (i) during the Amendment Period, $40,000,000, and (ii) at all times other than the Amendment Period, $20,000,000, unless, in each case, such amount is increased pursuant to SECTION 2.9(c).”

2.3. Section 1.1 of the Credit Agreement is amended by amending and restating the  definition of “Interest Payment Date” in its entirety as follows:

“Interest Payment Date” means with respect to any Loan: (i) during the Amendment Period, the last day of each calendar quarter, and (ii) at all times other than the Amendment Period, the last day of each month.

2.4. Section 1.1 of the Credit Agreement is amended by amending and restating the definition of “Interest Period” in its entirety as follows:

“Interest Period” means, (i) during the Amendment Period, initially, the period commencing on the date of any Borrowing and ending on last day of the calendar quarter in which the Borrowing was made and thereafter during the Amendment Period, the period commencing on the first day of each calendar quarter and ending on the last day of each calendar quarter, and (ii) at all times other than the Amendment Period, initially, the period commencing on the date of any Borrowing and ending on last day of the month in which the Borrowing was made and thereafter, the period commencing on the first day of each month and ending on the last day of each month.

2.5. Section 2.6 is amended by amending and restating clause (f) thereof in its entirety as follows:

“(f)              At all times other than during the Amendment Period, the Borrower shall repay in full all outstanding Loans and shall have no outstanding obligations for a 14 consecutive day period during each 365 day period, which 365 day period shall commence on January 1 of each calendar year (the “Clean-Up Requirement”).”

2.6. Section 2.6 is amended by adding the following clause (g) thereto:

“(g)              So long as no Default or Event of Default has occurred and is continuing, the Borrower may, on one or more occasions, extend the Amendment Period for up to an aggregate additional eighteen (18) month period by providing written notice to the Administrative Agent at least 30 days prior to the expiration of the then applicable Amendment Period.”

2.7. Section 2.9(a) is amended by amending and restating subsection (a) in its entirety as follows:

          “(a)           The Loans comprising each Borrowing shall bear interest for each Interest Period at a rate per annum equal to the LIBOR Rate plus five percent (5%), compounding monthly.”

2.8. Section 2.9(c) is amended by amending and restating the proviso appearing in the last sentence thereof in its entirety as follows:

“provided that the Borrower may not make any Borrowings when the aggregate amount of the Commitments exceeds: (i) during the Amendment Period,  $40,000,000; and (ii) at all times other than the Amendment Period, $20,000,000 for any purposes other than the payment of Interest hereunder.”

2.9. Section 6.1 is amended by amending and restating clause (a) thereof in its entirety as follows:

“(a)              Leverage Ratio.  At all times other than during the Amendment Period, neither the Guarantor nor the Borrower will permit the ratio of Consolidated Indebtedness to Total Value to exceed 0.75 to 1.00 as of the last day of any fiscal quarter of the Consolidated Businesses or as of the date on which any Consolidated Businesses incurs any Indebtedness.”

2.10. Schedule 2.01 is hereby deleted in its entirety and Schedule 2.01 attached hereto is substituted therefore in its entirety.

    3. Provisions Of General Application.

    3.1           Representations and Warranties. Each of the Borrower and the Guarantor hereby represents and warrants as of the date hereof that (a) each of the representations and warranties of the Borrower and the Guarantor contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement or this Amendment are true as of the date as of which they were made and are true at and as of the date of this Amendment (except to the extent that such representations and warranties expressly speak as of a different date), (b) no Default or Event of Default exists on the date hereof, (c) the organizational documents of each of the Borrower and the Guarantor, remain in full force and effect and such organizational documents have not been amended, modified, annulled, rescinded or revoked since May 30, 2003, and (d) this Amendment has been duly authorized, executed and delivered by each of the Borrower and the Guarantor and is in full force and effect as of the Effective Date, and the agreements and obligations of each of the Borrower and the Guarantor contained herein constitute the legal, valid and binding obligations of each of the Borrower and the Guarantor, enforceable against each of them in accordance with their respective terms, except to the extent that the enforcement thereof or the availability of equitable remedies may be limited by applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws now or hereafter in effect relating to or affecting creditors rights generally or by general principles of equity, or by the discretion of any court in awarding equitable remedies, regardless of whether such enforcement is considered in a preceding in equity or at law.

    3.2           No Other Changes.  Except as otherwise expressly provided or contemplated by this Amendment, all of the terms, conditions and provisions of the Credit Agreement remain unaltered and in full force and effect.  The Credit Agreement and this Amendment shall be read and construed as one agreement.  The making of the amendments in this Amendment does not imply any obligation or agreement by the Agent or any Lender to make any other amendment, waiver, modification or consent as to any matter on any subsequent occasion.

    3.3           Original Note; Amended and Restated Note.  Simultaneously with the execution of this Amendment, the Borrower has executed and delivered an Amended and Restated Note in favor of the Agent in the form attached hereto as Exhibit A (the “Amended and Restated Note”) in exchange for the delivery of the Original Note by Agent to the Borrower marked, “Cancelled”.  The Amended and Restated Note shall be one of the Notes referred to in the Credit Agreement.

    3.4           Governing Law.  This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Massachusetts.  This Amendment and the rights and obligations of each of the parties hereto are contracts under the laws of the Commonwealth of Massachusetts and shall for all purposes be construed in accordance with and governed by the laws of such State.

    3.5           Assignment.  This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective permitted successors and assigns.

    3.6           Counterparts.  This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one and the same agreement.  In making proof of this Amendment, it shall not be necessary to produce or account for more than one counterpart thereof signed by each of the parties hereto.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be effective as delivery of a manually executed counterpart of this Amendment; provided, that at the request of any party, each party shall confirm such facsimile transmission by providing duplicate original counterparts.

    3.7           Loan Documents.  This Amendment and the Amended and Restated Note shall be deemed to be a Loan Document under the Credit Agreement.

4. Reaffirmation of Guaranty.  The Guarantor hereby consents to this Amendment, and hereby confirms that the Guaranty contained in Article IVA of the Credit Agreement shall remain in full force and effect after giving effect to this Amendment.

               5.Effectiveness of this Amendment.  This Amendment shall become effective on the date on which the Borrower, the Guarantor and each of the Lenders shall execute and deliver to the Agent this Amendment (such date being hereinafter referred to as the “Effective Date”).

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IN WITNESS WHEREOF, the undersigned have duly executed and delivered this Amendment as of the date first set forth above.

BERKSHIRE INCOME REALTY OP, L.P.

By: BIR GP, L.L.C., its general partner

By: BERKSHIRE INCOME REALTY, INC., its managing member

By:_/s/ David C. Quade___________
Name: David C. Quade
Title: President

BERKSHIRE INCOME REALTY, INC.,

By:_/s/ David C. Quade___________
Name: David C. Quade
Title: President

KRUPP CAPITAL ASSOCIATES,
individually and as Agent

By:	KRUPP EQUITY PORTFOLIO LIMITED PARTNERSHIP, as general partner

By:	KRUPP BOND PORTFOLIO LIMITED PARTNERSHIP, as general partner

By:	KRUPP HEDGE FUND LIMITED PARTNERSHIP, as general partner

By: THE KRUPP FAMILY OFFICE, LLC, as general partner of each of the foregoing

By:_/s/ Douglas Krupp________________
Douglas Krupp, as President

By:_/s/ George Krupp_________________
George Krupp, as President

By:_/s/ Lawrence I. Silverstein_________
Lawrence I. Silverstein, as Trustee of eachthe Douglas Krupp 1994 Family Trust andthe George Krupp 1994 Family Trust

Schedule 2.01

Commitments

Lender	Commitment	Percent of Total Commitments
Krupp Capital Associates	During the Amendment Period: $40,000,000. At all times other than the Amendment Period: $20,000,000.	100%